HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
CONSOLIDATED CONDENSED STATEMENTS OF EARNINGS
(Unaudited)
(In millions except per share amounts)

	Three months ended
	January 31, 2005	October 31, 2004(a)	January 31, 2004(a)
Net revenue	$21,454	$21,389	$19,514

Costs and expenses:
Cost of sales	16,537	16,393	14,691
Research and development	878	873	889
Selling, general and administrative	2,704	2,632	2,578
Amortization of purchased intangible assets	167	165	144
Restructuring charges	3	13	54
Acquisition-related charges	--	24	15

Total costs and expenses	20,289	20,100	18,371

Earnings from operations	1,165	1,289	1,143

Interest and other, net	25	2	11
(Losses) gains on investments	(24)	(1)	9
Dispute settlement	(116)	--	--

Earnings before taxes	1,050	1,290	1,163

Provision for taxes	107	199	227

Net earnings	$943	$1,091	$936

Net earnings per share:
Basic	$0.32	$0.37	$0.31
Diluted	$0.32	$0.37	$0.30

Cash dividends declared per share	$0.16	$--	$0.16

Weighted-average shares used to compute
net earnings per share:
Basic	2,908	2,968	3,050
Diluted	2,936	2,991	3,088

(a)	Certain reclassifications have been made to prior year amounts in order to conform to the current year presentation.

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
CONSOLIDATED CONDENSED BALANCE SHEETS
(In millions)

	January 31, 2005	October 31, 2004
	(unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$13,302	$12,663
Short-term investments	298	311
Accounts receivable, net	8,665	10,226
Financing receivables, net	2,810	2,945
Inventory	7,120	7,071
Other current assets	9,520	9,685

Total current assets	41,715	42,901

Property, plant and equipment, net	6,690	6,649

Long-term financing receivables and other assets	6,949	6,657
Goodwill and purchased intangibles, net	19,789	19,931

Total assets	$75,143	$76,138

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$8,234	$9,377
Notes payable and short-term borrowings	2,803	2,511
Employee compensation and benefits	1,685	2,208
Taxes on earnings	1,438	1,709
Deferred revenue	3,150	2,958
Accrued restructuring	158	193
Other accrued liabilities	10,105	9,632

Total current liabilities	27,573	28,588

Long-term debt	4,408	4,623
Other liabilities	5,436	5,363

Stockholders' equity	37,726	37,564

Total liabilities and stockholders' equity	$75,143	$76,138

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
SEGMENT INFORMATION
(Unaudited)
(In millions)

	Three months ended
	January 31, 2005	October 31, 2004	January 31, 2004
Net revenue:(a)

Imaging and Printing	$6,067	$6,543	$5,910
Personal Systems	6,873	6,540	6,187

Imaging and Personal Systems Group	12,940	13,083	12,097

Enterprise Storage and Servers	4,047	4,080	3,700
Software	240	280	203
HP Services	3,815	3,681	3,176

Technology Solutions Group	8,102	8,041	7,079

Financing	555	497	441
Corporate Investments	115	119	103

Total segments	21,712	21,740	19,720

Eliminations of intersegment
net revenue and other	(258)	(351)	(206)

Total HP Consolidated	$21,454	$21,389	$19,514

Earnings from operations:

Imaging and Printing	$932	$1,088	$967
Personal Systems	147	77	61

Imaging and Personal Systems Group	1,079	1,165	1,028

Enterprise Storage and Servers	71	100	153
Software	(40)	(7)	(49)
HP Services	281	375	261

Technology Solutions Group	312	468	365

Financing	45	19	29
Corporate Investments	(51)	(43)	(36)

Total segments	1,385	1,609	1,386

Corporate and unallocated costs
and eliminations	(50)	(118)	(30)
Restructuring charges	(3)	(13)	(54)
Amortization of purchased intangible assets	(167)	(165)	(144)
Acquisition-related charges	--	(24)	(15)
Interest and other, net	25	2	11
(Losses) gains on investments	(24)	(1)	9
Dispute settlement	(116)	--	--

Total HP Consolidated Earnings Before Taxes	$1,050	$1,290	$1,163

(a)	HP has added an aggregation of HP’s Personal Systems Group and Imaging and Printing Group to provide a supplementary view of HP’s business. In addition, HP has reflected certain fiscal 2005 organizational realignments on a backward-looking basis to provide improved visibility and comparability. In any given quarter, no segment's operating profit changed more than $8 million as a result of these realignments, with typical movements ranging from $3 million to $5 million.